Exhibit 10.1

REV GROUP, INC.

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) dated as of February 20, 2024 to the Amended and Restated Shareholders Agreement of REV Group, Inc., a Delaware corporation (the “Company”), dated as of February 1, 2017 (the “Shareholders Agreement”), by and among the Company and the Shareholders that are signatories thereto, is entered into by the Company and the Shareholder Majority pursuant to Section 5.08 of the Shareholders Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Shareholders Agreement.

W I T N E S S E T H

WHEREAS, pursuant to Section 5.08 of the Shareholders Agreement, this Amendment may be entered into by the Company and the Shareholder Majority (which Shareholder Majority includes each of the AIP Parties who are Affected Shareholders hereunder) in order to amend the terms of the Shareholders Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Shareholder Majority agree as follows:

Section 3.01 of the Shareholders Agreement shall be amended by adding a new subsection (h) that provides as follows:

“Upon the expiration of the Restricted Period, the AIP Parties shall take all Necessary Action to cause all of the designees of the AIP Parties who are members of the Board of Directors to tender their resignations as promptly as possible following such expiration (except for one of such designees of the AIP Parties, who may serve the remainder of his or her term), it being understood that the Directors who are not designees of the AIP Parties may (by majority vote) accept or reject each of these resignations immediately, or defer acceptance or rejection until a later time or event.”

Section 5.04 of the Shareholders Agreement shall be amended to add the following text immediately prior to the period in such section: “or from the obligation to take any Necessary Action required pursuant to Section 3.01(h)”.

This Amendment shall become effective immediately upon execution on the date hereof, and may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

In the event that any provision of this Amendment shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Amendment shall not in any way be affected or impaired thereby.

This Amendment shall be governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Amendment to the law of another jurisdiction.

[Signature page follows.]

In Witness Whereof, the undersigned have executed this Amendment as of the date first written above.

Company: REV Group, Inc.

/s/ Steve Zamansky
[Signature]

By:	Steve Zamansky
Title:	General Counsel

Signature Page to Amendment No. 1 to the

Amended and Restated Shareholders Agreement

Shareholder Majority: American Industrial Partners Capital Fund IV, L.P.

By: AIP CF IV, LLC, its general partner

/s/ Stanley Edme
[Signature]

By:	Stanley Edme
Title:	Managing Member

American Industrial Partners Capital Fund IV (Parallel), L.P.

By: AIP CF IV, LLC, its general partner

/s/ Stanley Edme
[Signature]

By:	Stanley Edme
Title:	Managing Member

AIP/CHC HOLDINGS, LLC

By: AIP/CHC Investors, LLC, its managing member

/s/ Stanley Edme
[Signature]

By:	Stanley Edme
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to the

Amended and Restated Shareholders Agreement